As filed with the Securities and Exchange Commission on February 3, 2006

                               FILE NO. 333-________

UNITED STATES

  SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, DC 20549

  FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST SOURCE DATA, INC.

  ----------------------------------------------

              (Name of small business issuer in its charter)

   Nevada                                     8742

20-1558589

--------------------------------

---------------------------

--------------

(State or other jurisdiction

(Primary Standard Industrial

(IRS Employer

of incorporation of organization)

Classification Code Number)

Identification

No.)

155 Dalhousie St., Suite 1111

Toronto, Ontario, Canada M5B 2P7

Telephone: (416) 214-1516

--------------------------------------

(Address and telephone number of principal executive offices)

155 Dalhousie St., Suite 1111

Toronto, Ontario, Canada M5B 2P7

--------------------------------------

(Address of principal place of business or intended principal place of business)

Javed Mawji, Chief Executive Officer

155 Dalhousie St., Suite 1111

Toronto, Ontario, Canada M5B 2P7

-----------------------------------------

(Name, address and telephone number of agent for services)

COPY TO:

Amy M. Trombly, Esq.

Trombly Business Law

1320 Centre Street, Suite 202

Newton, MA 02459

(617) 243-0060

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

1

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

CALCULATION OF REGISTRATION FEE

Proposed

Amount of

  Proposed

maximum

Title of each

shares

  maximum

aggregate

Amount of

class of securities

to be

  offering price

offering

registration

to be registered

registered (1) per share (2)

price

fee

Common stock,

1,381,875

    $0.40

$552,750

$59.14

to be sold by

existing shareholders,

par value $0.001

(1)  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

2

Preliminary Prospectus

SUBJECT TO COMPLETION

FIRST SOURCE DATA, INC.

1,381,875 SHARES OF COMMON STOCK

This prospectus relates to the sale of 1,381,875 shares of our common stock by selling shareholders named in this prospectus. The shares were acquired by the selling shareholders directly from us in a private offering that was exempt from registration under U.S. securities laws. We will not receive any proceeds from the sale of any of the shares by selling shareholders.

The shares being registered for the selling shareholders may be offered at the same time that we are offering our shares. As a result, this may adversely impact our ability to sell shares for our benefit.  Additionally, sales by us and our selling shareholders will dilute our existing shareholder’s interest in our company and will likely depress our stock price.

Our common stock is not currently quoted on any market or securities exchange.

______________________________________________________________

This Investment Involves A High Degree Of Risk.

You Should Purchase Securities Only If You Can Afford A Complete Loss.

See "Risk Factors" Beginning On Page 7.

______________________________________________________________

Please read this prospectus carefully. It describes our business, finances, products, and services.

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

Subject to Completion, the date of this prospectus is February 3, 2006

3

TABLE OF CONTENTS

PART I

5

PROSPECTUS SUMMARY

5

OUR COMPANY

5

HOW TO CONTACT US

5

THE OFFERING

6

RISK FACTORS

7

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

7

RISKS RELATING TO THIS OFFERING AND OUR STOCK

9

USE OF PROCEEDS

12

DETERMINATION OF OFFERING PRICE

12

DILUTION

12

SELLING SECURITY HOLDERS

13

PLAN OF DISTRIBUTION

15

LEGAL PROCEEDINGS

17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

20

DESCRIPTION OF COMMON STOCK

20

INTEREST OF NAMED EXPERTS AND COUNSEL

21

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES

21

ORGANIZATION WITHIN LAST FIVE YEARS

21

OUR BUSINESS

22

OUR BUSINESS PLAN

23

INTELLECTUAL PROPERTY

24

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON OUR BUSINESS

24

RESEARCH AND DEVELOPMENT

24

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

25

DESCRIPTION OF PROPERTY

29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

30

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

31

EXECUTIVE COMPENSATION

31

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

32

AVAILABLE INFORMATION

32

PART F/S: INDEX TO FINANCIAL STATEMENTS

F-1

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

PART I

PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements included in this prospectus and the notes relating to the financial statements.

OUR COMPANY

We incorporated on June 10, 2004 as First Source Data, Inc. under the laws of the State of Nevada. Our business comprises the development and provision of online marketing management services, including online advertising, consulting, and other management services.

We have not been involved in any bankruptcy, receivership or similar proceedings. We have not engaged in any other material re-classification, merger, consolidation or purchase or sale of significant assets not in the ordinary course of business. Our fiscal year end is April 30.

All dollar amounts in this prospectus are in U.S. dollars.

HOW TO CONTACT US

The address of our principal executive office is 155 Dalhousie St., Suite 1111, Toronto, Ontario, Canada M5B 2P7. Our telephone number is (416) 214-1516. Our website address is www.firstsourcedata.com. Information contained on our website does not constitute part of this report and our address should not be used as a hyperlink to our website.

SALES BY OUR SELLING STOCKHOLDERS

This prospectus relates to the resale of up to 1,381,875 shares of our common stock by existing stockholders.

The table below sets forth the shares that we are registering pursuant to the

Registration Statement to which this prospectus is a part:

Stockholder                      Number of Shares

Note

----------------------------   ------------------

-----

Melanie Thiessen

   10,000

Fern Fair

   10,000

Lorne Lynn Green

   10,000

Young Jun

   10,000

Foreground Image Inc.

        100,000

Svava Stafanson

   15,000

Eli Chornenki

         15,000

Ryan Lavallee

   15,000

Natasha Urlic

   15,000

Jeff Tymoschuk

   20,000

Patrick Haynes

   11,525

John Nadalin

    7,500

Kate Lindsay

    7,500

Bianca Dubois

    5,000

Peter Orth

    5,000

Brent O’Connor

   10,000

Randall Thorne

    5,000

Alexei Diatchine

  410,000

(1)

Anna Thiessen

   10,000

Peter Hildebrand

   10,000

Henry Thiessen

   10,000

Michael Thiessen

    1,500

Luigi Belsito

    5,000

Lenka Gazova

  360,000

Edward Hadeed

  264,850

Peter Svorc

    9,500

Eva Gazova

    7,000

Maros Svorc

   10,000

Jueane Ji

   12,500

(1) Formerly a Director, Secretary, and Treasurer of the Company.

THE OFFERING

Securities being registered                     1,381,875 shares of common

                                                Stock for selling shareholders.

                                                See “Description of Securities”

Common Stock Outstanding, before offering

10,518,542

Use of Proceeds                                We will not receive

any proceeds from the sale of

common stock by the selling

shareholders.

6

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. The value of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify such forward-looking statements. You should not place reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section below and elsewhere in this prospectus.  We do not intend to update our forward-looking statements except as required by law.

RISKS RELATING TO OUR COMPANY

THE INDEPENDENT ACCOUNTANTS OPINION ON THE FINANCIAL STATEMENTS FOR THE YEAR ENDED APRIL 30, 2005 INCLUDES AN EXPLANATORY PARAGRAPH ON OUR ABILITY TO CONTINUE AS A GOING CONCERN AND, IF WE CANNOT OBTAIN ADDITIONAL FINANCING, WE MAY HAVE TO CURTAIL OPERATIONS AND MAY ULTIMATELY CEASE TO EXIST.

Our audited financial statements for the fiscal year ended April 30, 2005, reflect a net loss of $164,300. These conditions raised substantial doubt about our ability to continue as a going concern. The independent auditor's report for the year ended April 30, 2005 includes an explanatory paragraph to their audit opinion stating that our current status and limited operations raise substantial doubt about our ability to continue as a going concern. Our continued operations are contingent on our ability to raise additional capital and obtain financing and success in future operations. If we do not acquire sufficient additional funding or alternative sources of capital to meet our working capital, we may have to substantially curtail our operations and business plan. To meet our future obligations, from time to time, we intend to issue shares of common stock.

WE HAVE A LIMITED OPERATING HISTORY AND MAY NEVER ACHIEVE OR SUSTAIN PROFITABLE OPERATIONS.

We have a short operating history and have not been profitable since our incorporation in June 2004. As of February 2, 2006, we have had only three customers. Even if we obtain future revenues sufficient to expand operations, increased operational or marketing expenses could adversely affect our liquidity.  The limited extent of our assets and revenues, our early stage of development, and our limited operating history make us subject to the risks associated with start-up companies, including potentially negative cash flows. We have no significant assets or financial resources. Our lack of operating history makes it very difficult for you to make an investment decision based upon our managerial skill. We may never become profitable. You may lose your entire investment.

OUR ABILITY TO RECRUIT AND RETAIN CAPABLE AND EFFECTIVE INDIVIDUALS IS UNKNOWN, AND IN THE EVENT THAT ANY MEMBER OF MANAGEMENT RESIGNS AS DIRECTOR OR OFFICER OF OUR COMPANY, WE MAY BE UNABLE TO ATTRACT ANOTHER QUALIFIED OFFICER AND DIRECTOR.

Our present management structure, although adequate for the early stage of our operations, will likely have to be significantly augmented as operations expand. Our ability to recruit and retain capable and effective individuals is unknown, and in the event that any member of management resigns as director or officer of our company, we may be unable to attract another qualified officer and director. Our future success will depend in part on the services of our key personnel and, additionally, on our ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in our areas of business, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Failure to attract and retain key personnel could have a material adverse effect on us.

IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, OUR BUSINESS MAY FAIL AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We have limited capital reserves to finance expansion or to protect us from a downturn in business. In the event that we are unable to raise additional capital, our business may fail and you may lose your entire investment. Additional financing may come in the form of securities offerings or from bank financing. If additional shares are issued to raise capital, our existing shareholders will suffer a dilution of their stock ownership.

THERE ARE VARIOUS INTERRELATIONSHIPS BETWEEN OUR OFFICERS AND DIRECTORS THAT MAY CREATE CONFLICTS OF INTEREST THAT MIGHT BE DETRIMENTAL TO US.

There are various interrelationships between our officers and directors that may create conflicts of interest that might be detrimental to us. One of our directors, Anoma Alwis, is our Chief Financial Officer. Javed Mawji, also our director, is our Chief Executive Officer, President, and Secretary.

Our directors and officers will deal with any such conflicts of interest, should they arise, in accordance with applicable corporate law principles. In the future, our officers or directors may participate in business ventures that could be deemed to compete directly with us. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event that our officers or directors are involved in the management of any firm with which we transact business.

WE MAY BE SUBJECT TO FOREIGN CURRENCY FLUCTUATION AND SUCH FLUCTUATION MAY ADVERSELY AFFECT OUR FINANCIAL POSITION AND RESULTS.

We are currently located in Canada; however our target market is global. Our potential operations make us subject to foreign currency fluctuation and such fluctuation may adversely affect our financial position and results. We may not take appropriate steps to address foreign currency fluctuations and accordingly, we may suffer increase expenses and overall losses due to adverse foreign currency fluctuation.

WE DO NOT OWN PATENTS ON OUR PRODUCTS AND, IF OTHER COMPANIES COPY OUR PRODUCTS, OUR REVENUES MAY DECLINE WHICH MAY RESULT IN A DECREASE IN OUR STOCK PRICE.

We do not own patents on our products we have developed and we do not currently intend to file for patent protection on those products. Therefore, another company could recreate our products they manufacture and could compete against us, which would adversely affect our revenues.

WE DO NOT CARRY ANY INSURANCE AND WE MAY BE SUBJECT TO SIGNIFICANT LAWSUITS WHICH COULD SUBSTANTIALLY INCREASE OUR EXPENSES.

We do not carry any insurance. There are a number of occurrences that could adversely affect our financial condition. These include damage to our assets, financial records, or other property by fire or water, as well as any successful lawsuits against us involving recovery of damages arising out of our contractual, legal, or other duties. Should such an uninsured loss occur, our costs may substantially increase which would lower our overall profitability, if any.

AMENDMENTS TO CURRENT REGULATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND PROSPECTS.

Our business is highly dependent on its computer and telecommunications equipment and software systems for the operation and quality of our services. The temporary or permanent loss of all or a portion of these systems, including as a result of physical damage or operating malfunction, or significant replacement delays, for whatever reason, could have a materially adverse effect on the our business, financial condition and results of operations. Any interruptions, delays or capacity problems experienced on the Internet or with telephone services could adversely affect our ability to provide our services. The telecommunications industry is subject to regulatory control. Any amendments to current regulations could have a material adverse effect on our business, results of operations and prospects.

RISKS RELATING TO THIS OFFERING AND OUR STOCK

OUR COMMON SHARES ARE NOT QUOTED ON ANY EXCHANGE OR LISTING SERVICE AND OUR COMMON SHARES MAY NEVER BE QUOTED ON AN EXCHANGE OR LISTING SERVICE.

Our common shares are not quoted on any exchange or listing service and they may never be quoted on any exchange or listing service. Persons who acquire our common shares will have limited liquidity or opportunity to sell their shares and may not be able to recover any funds which have been invested in our common shares. Our common shares fall within the definition of a penny stock. In the event our shares become quoted on an exchange or listing service, all transactions involving our shares will be subject to special rules established by the Securities and Exchange Commission which require brokers and dealers to complete due diligence on penny stocks being acquired on behalf of clients. These requirements are onerous and may make an investment in penny stocks less appealing to certain investors which could affect your ability to sell our common shares.

EXISTING AND PROSPECTIVE STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION IF WE ENTER INTO A BUSINESS COMBINATION WITH A PRIVATE CONCERN OR PUBLIC COMPANY AND ISSUE SECURITIES TO SHAREHOLDERS OF SUCH PRIVATE COMPANY.

Our business plan contemplates that we may acquire other companies or assets.  As a result, we may enter into a business combination with a private concern or public company that, depending on the terms of merger or acquisition, may result in us issuing securities to shareholders of any such private company. The issuance of previously authorized and unissued common shares would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in control or management of our Company.

WE HAVE NO CONTROL OVER WHEN THE SELLING STOCKHOLDERS WILL SELL THEIR SHARES AND THEY MAY SELL IN SUCH A MANNER THAT CAUSES OUR OVERALL STOCK PRICE TO DECLINE.

We have no control over the price at which our selling shareholders sell their shares. Since all selling shareholders acquired the shares at a price lower than the public offering price, they may offer their stock at a price lower than our public offering price, which could lower the overall price of our common stock.  As a result, you may lose all or part of your investment.

OUR CURRENT OFFICERS, DIRECTORS AND MAJOR STOCKHOLDERS CONTROL MORE THAN HALF OF OUR SECURITIES AND THEY MAY NOT VOTE THEIR SHARES IN A MANNER THAT BENEFITS MINORITY SHAREHOLDERS.

Our current executive officers, directors and major stockholders own a significant percentage of our voting stock. As a result, they exercise significant control over our business affairs and policy. As of February 2, 2006 our current executive officers, directors and holders of 5% or more of our outstanding common stock together beneficially owned approximately 86.9% of our outstanding common stock. These stockholders are able to significantly influence all matters requiring approval by stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders. In addition, our officers and directors may not have an interest in fully promoting the sale of our common stock if such sales would reduce the opportunity for them to sell their own shares at any time in the future.

IF OUR STOCK DOES TRADE IN A MARKET OR EXCHANGE, OUR STOCK PRICE MAY BE VOLATILE, AND YOU MAY NOT BE ABLE TO RESELL SHARES OF OUR COMMON STOCK AT OR ABOVE THE PRICE YOU PAID.

Prior to this offering, our common stock has not been traded in a public market. We cannot predict the extent to which a trading market will develop or how liquid that market might become. The trading price of our common stock following this offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

        - Quarterly variations in our results of operations or those of our           competitors.

        - Announcements by us or our competitors of acquisitions, new products,          significant contracts, commercial relationships or capital commitments.

        - The emergence of new sales channels in which we are unable to compete effectively.

        - Our ability to develop and market new and enhanced products on a timely basis.

        - Commencement of, or our involvement in, litigation.

        - Any major change in our board or management.

        - General economic conditions and slow or negative growth of related markets.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the Securities and Exchange Commission. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

11

USE OF PROCEEDS

We will not receive any proceeds from the sale of securities being sold by our selling shareholders.

DETERMINATION OF OFFERING PRICE

It is not currently possible to determine a price at which the shares being registered under this prospectus may be sold. Our common shares are not quoted on any exchange or listing service.

Future sales of the registered shares owned by the selling shareholders either through private transactions or a future listing will be determined by market forces and the independent decisions of the selling shareholders.

We arbitrarily determined the price of the shares being registered and offered for sale by us. The offering price is not an indication of and is not based upon actual company value. It bears no relationship to our book value, assets or earnings, or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities. Future sales of shares being registered in this offering for sale by us either through private transactions or a future listing will be determined by market forces.

DILUTION

If we raise money by means of an offering of our stock at a later time,

each of our stockholders' ownership interest in the Company would be proportionately reduced. None of our stockholders have any pre-emptive rights to acquire additional shares of our common stock or other securities.

Out unaudited net tangible book value as of October 31, 2005 was $107,986, or $0.01 per share of the common stock.

SELLING SECURITY HOLDERS

The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of February 2, 2006. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or entity identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.

The selling security holders can offer all, some or none of their shares of our common stock; thus we have no way of determining the number they will hold after this offering. Therefore, for the purpose of the final column in the table below, we have assumed that all shares being registered under this prospectus, including 1,381,875 shares for sale by the selling shareholders will be sold. Unless otherwise stated in the footnotes to the table, all of the Selling Security Holders received their shares in a private placement.

       Number of

Name and address      Ownership

  Number of  Shares      Percentage

of beneficial owner   Before     Purchase   Shares     Owned After  Owned After

                      Offering   Date

  Offered    Offering(1)  Offering (2)

-------------------------------------------------------------------------------

Melanie Thiessen

 10,000  Nov. 14/04   10,000

      0

*

Fern Fair

 10,000  Nov. 14/04   10,000

0

*

Lorne Lynn Green

 10,000  Nov. 14/04   10,000

0

*

Young Jun

 10,000  Nov. 18/04   10,000

0

*

Foreground Image Inc.

100,000  Nov. 25/04  100,000

0

*

Svava Stafanson

 15,000  Nov. 28/04   15,000

0

*

Eli Chornenki

 15,000  Nov. 28/04   15,000

0

*

Ryan Lavallee

 15,000  Dec. 3/04    15,000

0

*

Natasha Urlic

 15,000  Dec. 4/04    15,000

0

*

Jeff Tymoschuk

 20,000  Dec. 6/04    20,000

0

*

Patrick Haynes

 11,525  Dec. 7/04    11,525

0

*

John Nadalin

  7,500  Dec. 15/04    7,500

0

*

Kate Lindsay

  7,500  Dec. 28/04    7,500

0

*

Bianca Dubois

  5,000  Dec. 29/04    5,000

0

*

Peter Orth

  5,000  Dec. 31/04    5,000

0

*

Brent O’Connor

 10,000  Jan. 5/04    10,000

0

*

Randall Thorne

  5,000  Jan. 7/05     5,000

0

*

Alexei Diatchine

410,000  Jan. 10/05  410,000

0

*

Anna Thiessen

 10,000  Jan. 13/05   10,000

0

*

Peter Hildebrand

 10,000  Jan. 13/05   10,000

0

*

Henry Thiessen

 10,000  Jan. 13/05   10,000

0

*

Michael Thiessen

  1,500  Nov. 14/04    1,500

0

*

Luigi Belsito

  5,000  Jan. 20/05    5,000

0

*

Lenka Gazova

360,000  Jan. 26/05  360,000

0

*

Edward Hadeed

264,850  Jan. 27/05  264,850

0

*

Peter Svorc

  9,500  Jan. 27/05    9,500

0

*

Eva Gazova

  7,000  Jan. 26/05    7,000

0

*

Maros Svorc

 10,000  Jan. 27/05   10,000

0

*

Jueane Ji

 12,500  May 10/05    12,500

0

*

___________________

*  Less than 1%

13

(1) These numbers assume the selling shareholders sell all of their shares prior to the completion of the offering.

(2) Based on 10,518,542 shares outstanding as of February 2, 2006.

Notes:

Melanie Thiessen paid $ 0.20 per share in cash.

Fern Fair paid $ 0.20 per share in cash.

Lorne Lynn Green paid $ 0.20 per share in cash.

Young Jun paid $ 0.20 per share in cash.

Foreground Image Inc. paid $ 0.20 per share. We issued 100,000 shares to Foreground Image Inc. in exchange for $10,000 in cash plus rights under a sub-lease of 400 square feet of office space including utilities between August 1, 2004 and November 30, 2005 valued at $10,000.

Svava Stafanson paid $ 0.20 per share in cash.

Eli Chornenki paid $ 0.20 per share in cash.

Ryan Lavallee paid $ 0.20 per share. We issued Mr. Lavallee 15,000 shares for $1,500 in cash and consulting services valued at $1,500.

Natasha Urlic paid $ 0.100 per share in cash.

Jeff Tymoschuk paid $0.200 per share in cash.

Patrick Haynes paid $ 0.20 per share in cash.

John Nadalin paid $ 0.20 per share in cash.

Kate Lindsay paid $ 0.20 per share in cash.

Bianca Dubois paid $ 0.20 per share in cash.

Peter Orth paid $ 0.20 per share in cash.

Brent O’Connor paid $ 0.20 per share in cash.

Randall Thorne paid $ 0.200 per share in cash.

Alexei Diatchine paid $ 0.20 per share. Mr. Diatchine was our Director, Secretary, and Treasurer between July 15, 2004 and July 25, 2004. We issued Mr. Diatchine 410,000 shares for $1,230 in cash and management services valued at $80,770.

Anna Thiessen paid $ 0.20 per share in cash.

Peter Hildebrand paid $ 0.20 per share in cash.

Henry Thiessen paid $ 0.20 per share in cash.

Michael Thiessen paid $ 0.20 per share in cash.

Luigi Belsito paid $ 0.20 per share in cash.

Lenka Gazova paid $ 0.20 per share. We issued Ms. Gazova 360,000 shares in exchange for $1,080 in cash plus provision of website and internet hosting services between January 1, 2005 and August 31, 2008 valued at $70,920.

Edward Hadeed paid $ 0.20 per share in cash.

Peter Svorc paid $ 0.10 per share in cash.

Eva Gazova paid $ 0.10 per share in cash.

Maros Svorc paid $ 0.10 per share in cash.

Jueane Ji paid $ 0.20 per share in cash. Ms. Ji is the director of Foreground Image Inc., a separate selling security holder.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

- in transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on  any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or

- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

- at prices related to such prevailing market prices, or

- in negotiated transactions, or

- in a combination of such methods of sale; or

- any other method permitted by law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

- engage in any stabilization activity in connection with any of the shares;

- bid for or purchase any of the shares or any rights to acquire the shares,

- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

15

- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must affect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal. In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

There is no established public market for our common stock. We are bearing all costs relating to the registration under this prospectus of the common shares owned by the selling shareholders. Any other fees payable in connection with any sale of the common stock owned by the selling shareholders, however, will be borne by the selling shareholders or other party selling such common stock.

LEGAL PROCEEDINGS

We are not aware of any litigation or potential litigation affecting us or our assets.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages, and positions of the officers and directors of the Company and the date of appointment of such officers or directors:

Name

Age

Position

Since

-------------------------------------------------------------------------------

Javed Mawji

32

Director, Chief Executive Officer,

2004

President, and Secretary

Doug McClelland

52

Director (formerly President and Vice-

2004

President, Finance)

Anoma Alwis

37

Director and Chief Financial Officer

2004

Pursuant to our Bylaws, all directors serve until such time as their successor has been elected, until they resign or until they are removed by majority vote at a meeting of our shareholders. Officers are elected by the directors and serve until such time as their successor is appointed, until they resign or until the directors remove them. Vacancies in the existing board of directors are filled by majority vote of the remaining directors. None of the directors and offers hold positions with other reporting companies.

There are no family relationships among directors, executive officers or persons nominated or chosen by the Company to become officers or executive officers. We are not aware of any material legal proceedings involving any director, director nominee, promoter or control person including criminal convictions, pending criminal matters, pending or concluded administrative or civil proceedings limiting one's participation in the securities or banking industries, or findings of securities or commodities law violations.

The following is information on the business experience of each director and officer.

Javed Mawji

Javed Mawji was appointed our Chief Executive Officer and Secretary on July 27, 2004 and our President on July 28, 2005. After finishing his joint honors degree in Philosophy and Economics at University College London (UK) in 1996, Mr. Mawji joined the Economic and Social Research Foundation as an Economic Research Assistant. The ESRF is an institute set up by the Office of the President of Tanzania to advise senior policy makers on economic and social policy pertaining to sub-Saharan Africa. While at the ESRF, he worked on projects including a full fiscal review of Zanzibar for the World Bank and a review of the World Trade Organization’s Trade in Intellectual Property Rights Agreement for the United Nations Economic Commission to Africa. In 1998, Mr. Mawji left the ESRF to pursue management studies at Edinburgh University in Scotland, where he specialized in Management of Technology, Marketing and Starting Businesses and graduated with an MBA in 1999. Upon graduation, Mr. Mawji worked for several technology-oriented companies. Immediately after graduating in 1999, he joined yup.co.uk, a portal

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aimed at young Londoners, as Marketing Manager, leaving in May 2000 to join Oyster Partners in London as a Project Manager supervising the creation of high profile websites. From January 2001 until June 2001, he provided private consulting services for SkillRiver Ltd., which aimed to bring IT professionals from India to Europe and North America, and for Mosaic SRO, a Prague-based public relations company, where he provided investor relations advisory services. Mr. Mawji joined the Lord Chancellor’s Department of the British Government in June 2001 as a Business and IT Analyst for a major tribunals modernization project. In August 2002, he left the Lord Chancellor’s Department to relocate to Canada and take up a position as Marketing Manager of LEA International Ltd., a consulting engineering company, specializing in infrastructure for developing countries, in particular India. In June 2004, Mr. Mawji established and became Director and President of Liquid Vintages Ltd., a privately-held wine agency specializing in promoting Chilean wines for the Ontario market, which Mr. Mawji continues to operate in his spare time.

Doug McClelland

Doug McClelland was appointed our President and Vice-President, Finance on June 10, 2004. He resigned from both offices on July 28, 2005, although he remains on the Board of Directors. Prior to joining First Source Data, Inc., Mr. McClelland worked as a Project Director for World Gaming PLC between August 1998 and September 2001, where he conceived strategies, and planned and executed the business development and marketing initiatives, for various online publications. Throughout 2002-2003, Mr. McClelland worked as a Marketing Manager with the online travel portal Luxury Retreats Inc., specializing in niche marketing and negotiating with travel wholesalers throughout South America. He has worked in Canadian politics and international travel, and has been involved with developing Internet web properties since 1996. Currently, Mr. McClelland is director and president of Coal Harbour Residents Association, a registered non-profit incorporated under the Society Act of British Columbia in August 2004 with the goal of maintaining and improving the environment in the Coal Harbour area of Vancouver. Since June 4, 2004, Mr. McClelland has also been a director of JOYN Internet Communities Inc., a privately owned Canadian corporation that licenses online dating software.

Mr. McClelland completed a BA from Saint John's College in Winnipeg, Manitoba, Canada in 1975 and a Pre-Masters from the University of Manitoba, Canada in 1979 as well as a Diploma in Travel and Tourism from Success College in Winnipeg, Manitoba, Canada in 1980.

Anoma Alwis

Anoma Alwis was appointed our Chief Financial Officer on July 27, 2004. Mr. Alwis is a Member of the Institute of Certified General Accountants of Ontario in Canada, a Fellow of the Association of Chartered Certified Accountants of the UK, a Member of the CFA Institute of the USA and a Fellow of the Institute of Chartered Accountants of Sri Lanka. He has an undergraduate degree in Engineering in Computer Science from the University of Moratuwa in Sri Lanka.

Mr. Alwis began his accounting career at Ernst & Young Sri Lanka in 1995. As a Supervisor and later Qualified Assistant at Ernst & Young, he gained experience in the areas of mergers & acquisitions, assurance, and management consultancy. Mr. Alwis gained his Chartered Accountancy qualification while at Ernst & Young, leaving in October 1997 to join Connaissance de Ceylan Ltd., a leading tour operator and hotelier listed on the Colombo Stock Exchange, as Group Accountant. He left Connaissance de Ceylan Ltd. in December 1998.

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From January 1999 until January 2000, Mr. Alwis was the Financial Controller of Kelani Cables Ltd. Due to a management buy-out which took place at Olex Holdings in Australia, the then parent company of Kelani Cables, Mr. Alwis left Kelani Cables in January 2000 and joined Sierra Cables Limited as Finance Director. While at Sierra Cables, Mr. Alwis was involved in the acquisition of another cable company, including carrying out due diligence activities, raising finances for ambitious expansion plans, and making the road map for the future listing of the Company on the Colombo Stock Exchange.

In August 2003, Mr. Alwis left Sierra Cables Limited and relocated to Canada. From December 2003 to February 2004, he completed an assignment at RBC Insurance, a subsidiary of North America’s 7th largest bank. In April 2004, he joined Leitch Technologies, a hi-tech manufacturing company listed on the Toronto Stock Exchange, as an Accountant. Mr. Alwis left Leitch Technologies in October 2005 to re-join the Royal Bank of Canada, this time in its Global Services Division, as a Senior Financial Reporting Analyst.

Mr. Alwis currently spends approximately 50 hours per month on activities relating to First Source Data, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 01, 2006, the number and percentage of the outstanding shares of common stock that, according to the information supplied to us, were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group and (iv) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding common stock. The only beneficial owners of more than 5% of the outstanding common stock of which the Company is aware are also directors or officers. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of

Amount and Nature

Percent of

Title of Class

Beneficial Owner

of Beneficial Owner

Class (1)

Common

Doug McClelland

9,016,667 shares

85.7%

36C-1525 Coal Harbour

Direct Ownership

Quay, Vancouver, BC,

Canada, V6G 3E7

Common

Javed Mawji

120,000 shares

1.1%

806-105 McCaul Street

Direct Ownership

Toronto, ON,

Canada, M5T 2X4

Common

Anoma Alwis

0 shares

0.0%

609-1530, Victoria Park Avenue,

North York, ON M1L 4R9

Common

Management as a

9,136,667 shares

86.9%

Group including all

Direct Ownership

executive officers

and directors

(1) Based on 10,518,542 shares outstanding as of February 2, 2006.

The balance of our outstanding common stock is held by 29 persons.

DESCRIPTION OF COMMON STOCK

Our authorized capitalization consists of 50,000,000 shares of common stock at a par value of $0.001 per share.

There is no provision in our by-laws or other incorporating documents that would delay, defer or prevent a change in control of the Company.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of all common stock outstanding entitled to vote in any election of directors may elect all of the directors standing for election. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. Holders of common

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stock have no preemptive, subscription, redemption or conversion rights.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available for that purpose. Upon the liquidation, dissolution or winding up of the Company, the holders of all shares of common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts, other liabilities, and preferred amounts.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries, nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Bylaws, and our Articles. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

Our company was incorporated on June 10, 2004 under the laws of the State of Nevada. Our corporation has no parent corporation or subsidiaries.

DESCRIPTION OF BUSINESS

Our business comprises the development and provision of marketing management services, including online advertising, consulting, financial newsletter distribution, and other management services.

We have not been involved in any bankruptcy, receivership or similar proceedings. We have not engaged in any other material re-classification, merger, consolidation, or purchase or sale of significant assets not in the ordinary course of business. We have an April 30 fiscal year end.

OUR BUSINESS

Our Products and Services

We develop and sell products to assist our clients in managing their marketing operations.  Additionally, we provide consulting services regarding the marketing process.  Our products and services are intended to help companies, governments, and other organizations gather, manage, and analyze market information to assist them in their strategic decision-making process. Our online marketing software tools are designed to manage marketing campaigns. As part of our service offerings, we also design and implement online marketing and awareness programs.

Marketing

We currently target the luxury travel and financial services markets for our customer base.  However, we intend to more broadly market our products and services to companies, governments, and other organizations around the world that might benefit from marketing campaign management, market data analysis, or online communication campaigns.

Clients

As of February 2, 2006, we have had three clients. Two of our clients, Accelerated Capital Ltd. in Bermuda and Interkod SRO in Slovakia, hired us to produce public relations material, distribute news to the investor community, perform general advertising services, and provide statistical reports regarding public relations campaigns. The third, 3636186 Canada Inc. (operating as CaribbeanWay) in Canada, retained us to research and develop an online marketing system based on combining link exchanges with affiliate marketing for the client. As of January 10, 2006 we have received $374,600 in revenues from these three clients.

Employees and Contractors

As of February 2, 2006 we had three employees, consisting solely of our three Directors, Javed Mawji, Anoma Alwis, and Doug McClelland. Javed Mawji is also our Chief Executive Officer, President, and Secretary, and Anoma Alwis is also our Chief Financial Officer. Mr. Alwis currently spends approximately 50 hours per month on activities relating to First Source Data, Inc.

We retain contractors to provide services related to our administration, management and development, and to provide software development, design, writing, and editing services as necessary based on the phase of the business plan and available funds.

Our freelance contractors include programmers, designers, and business writers. As of February 2, 2006, our regular contractors have been Foreground Image Inc.,

22

Lenka Gazova, and Ryan Lavallee. Foreground Image Inc. has provided graphic design consulting, website design, and managed hosting services. Lenka Gazova has provided software programming and website hosting services, and Ryan Lavallee has supplied business writing and strategic analysis services. As well as these regular contractors, from time to time we have retained contractors for one-off purposes, such as to disseminate news through various online distributors, according to the needs of our clients.

We plan to continue using our existing network of freelance contractors to assist us with the ongoing development of our business and to retain the services of additional contractors as needed. We believe that our use of freelance contractors to conduct our day-to-day operations and product and service development enables us to react to customer demands without the need to incur large fixed overhead costs. We therefore believe that the use of independent contractors will help us to maintain low day-to-day costs of business during our development stage, and we expect to be able to quickly expand our operations as the number and size of our customers increase. We believe that our network of freelance contractors is sufficient to support our current levels of business activity, as well as increased levels of activity.

OUR BUSINESS PLAN

Our business strategy has three components:

1) We intend to further develop our product offerings. We have already developed and documented a proprietary marketing model and we have either assembled or developed all the software components required to put our marketing model into practice. Our primary goal is to complete the programming of our proprietary online affiliate system. An important part of our progress toward achieving this goal is developing programming architecture that will allow our various software modules to communicate with each other. We estimate that we will have completed a working prototype of the system, which we have called “the AdMeUp Network”, by the summer of 2006.

We expect the overhead costs associated with the AdMeUp Network to be low, consisting mostly of hosting and maintenance fees. We estimate that completing the development and implementing the system, including marketing it and funding overhead associated with it until it is self sufficient, will require approximately $50,000 in additional funds.

We plan to obtain these funds from gross profit that we generate during our day to day operations and sales. Our average gross monthly profit from inception through to October 31, 2005 has been approximately $5,000 a month, generated from marketing management services we have supplied to our clients. If our gross profit does not increase, it will take 10 months to raise the required investment. We may also take on debt to fund the development of the network.

2) We believe that growth can, at times, be more cost-effective if achieved by acquisition rather than internal growth and development. Our business plan contemplates that we may acquire other marketing companies or assets, which may be paid for by debt, shares of our common stock, by cash, or partly by shares and partly by cash. To date, we have not identified any specific targets for acquisition. This is a longer-term strategy that we do not expect to be able to engage in until we have sufficient cash and a stable share price. We expect our timeline for engaging in an acquisition would be twelve to eighteen months from the date our securities are listed on a quotation service, although we are explicitly not committing to any time schedule for these activities, and

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management will decide if and when to proceed with an acquisition in light of our performance and external business conditions. Our first priority remains completing the AdMeUp Network.

3) We intend to continue expanding our market geographically while staying in the same core business areas of financial services and luxury travel marketing consulting. We plan to execute this expansion by cultivating our network of international contacts and by using internet and email strategies, including an optimized website. Any geographical expansion we engage in at this stage would need to be self-financing. We intend to only expand into a particular geographical area if we already have sufficient revenues generated in that area to cover expenses associated with that area. We do not currently intend to sell equity or take on debt to finance any of our geographical expansion.

INTELLECTUAL PROPERTY

We do not own any patents or trademarks. We are not licensing any product or service from a third party that is material to our business.  Depending upon the particular needs and demands of our clients, we may, in the future, seek patents or copyrights for the intellectual material we produce.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON OUR BUSINESS

Numerous laws and regulations that apply to commerce on the internet or are of more general application but have an effect on our planned operations. These include laws and regulations with respect to user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security, language use, and the convergence of traditional telecommunications services with internet communications. Due to the increasing popularity of use of the internet by consumers and businesses, it is possible that further laws and regulations with respect to the internet may be adopted at federal, state, provincial, and local levels. There may be additional laws and regulations that will apply to the transaction of business by us that we will need to explore as we enter international markets. Current and future laws and regulations within and outside of the United States may have a material adverse affect on us and our business.

CAN-SPAM Act of 2003 (otherwise known as the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003). This Act imposes significant requirements on corporate use of e-mail for marketing and related purposes. The Act includes content and procedural requirements that companies must observe when initiating e-mail marketing communications, and it prohibits false or deceptive activities in connection with such emails.

Federal Trade Commission Act (1914). This Act allows the FTC to act in the interest of all consumers to prevent deceptive and unfair acts or practices, and prohibits unfair or deceptive advertising in any medium, including the internet. Under the Act, advertising agencies or website designers may be responsible for reviewing the information used to substantiate the claims made in their clients’ advertisements. The FTC has enacted numerous rules and guidelines under its authority that regulate advertising, including the Mail or Telephone Order Merchandise Rule, Guides Against Deceptive Pricing, Guides Concerning the Use of Endorsements and Testimonials in Advertising, Deception Policy Statement, and Unfairness Policy Statement.

RESEARCH AND DEVELOPMENT

We have spent $254 on research and development activities during our first fiscal year from June 10, 2004 through April 30, 2005, and $1,600 since May 1, 2005.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following is a discussion of our financial condition and results of operations. To the extent that our analysis contains statements that are not of a historical nature, these statements are forward-looking statements, which involve risks and uncertainties. The following should be read in conjunction with our Financial Statements and the related Notes included elsewhere in this prospectus.

General

We incorporated on June 10, 2004 as First Source Data, Inc. under the laws of the State of Nevada. Our business comprises the development and provision of marketing management services, including online advertising, consulting, direct response television marketing, financial newsletter distribution, and other management services. We selected a year end of 30 April. Accordingly, our audit period is June 10, 2004 (inception) to April 30, 2005.

RESULTS OF OPERATIONS FOR THE PERIOD OF JUNE 10, 2004 – APRIL 31, 2005 (AUDITED) ARE COMPARED TO THE PERIOD MAY 1, 2005 – OCTOBER 31, 2005 (UNAUDITED).

WE SELECTED A YEAR END OF APRIL 30. OUR FIRST AUDIT PERIOD IS JUST OVER 10 MONTHS LONG, AND THE PERIOD WE ARE COMPARING IT WITH (FROM MAY 1, 2005 TO OCTOBER 31 2005) IS 6 MONTHS LONG.

Revenues

During the period covered by our audit, we generated revenues of $22,000 for online marketing management services for Accelerated Capital Ltd. We initially lacked revenues because we were in the development stage of our operations during which we were developing and refining our business plan and assembling the required infrastructure.

In the period May 1, 2005 to October 31, 2005, (unaudited) we generated revenues of $319,600. Of this, $132,000 from operations pertaining to publication and distribution of a special issue of a financial newsletter entitled Investment News Indepth Reports. We ceased publication of this newsletter on August 31, 2005. We generated $187,600 for online marketing for Interkod SRO and developing an online marketing system for Caribbean Way (development of which is still ongoing).

Cost of Sales

During our audited period, our cost of goods sold was $20,000.

For the period May 1, 2005 to October 31, 2005, our cost of sales rose to $234,094.

Gross Profit

For our audited period, our gross profit was $2,000 on revenues of $22,000.

In the period from May 1, 2005 to October 31, 2005, our gross profit was $85,506 on revenues of $319,600.  Our comparatively low gross profit margin (10% in the first period) improved (to 26.7%) in the period May 1, 2005 to October 31.

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Operating Expenses

Operating expenses during the six months ended October 31, 2005 were $75,864 compared to expenses of $368 for the for the period commencing June 10, 2004 and ending October 31, 2004. The period-over-period increase in expenses is $75,496. This increase is due primarily to an increase in independent contractor service costs and administrative costs, including rent, utilities, legal fees, and web hosting fees. Expenses for the six months ended October 31, 2005 consisted primarily of compensation and professional fees of $33,333, rent and utilities charges of $3,600, web hosting fees of $9,600, research and development expenses of $1,600, depreciation of $3,111, management fees of $14,000, computer supplies of $4,881, audit fees of $5,773 and general administrative expenses of $7,787.

Net Profit/(Loss)

Our net profit for the six months ended October 31, 2005 was $4,932 compared to our net loss of $368 for the period commencing June 10, 2004 and ending October 31, 2004. The profit realized during the more recent period was due primarily to an increase in revenue from marketing consulting services, including producing and distributing online publications and developing an online marketing model. Our cumulative net loss since inception is $159,368.

Liquidity and Capital Resources

We believe our cash will be adequate to fund the next six to eight months of our operations. We are currently working to increase our cash position to ensure that we remain a going concern.

We must continue to raise capital to fulfill our plan of developing and providing marketing management services.  If we are unable to raise additional capital our operations may be curtailed.  We plan to raise additional funds through debt or increasing our gross profit by aggressively campaigning for more business.

As of October 31, 2005, we had total Current Assets of $127,692 as compared to $89,224 as of April 30, 2005. The increase is mainly due to the increase in cash generated from operations during the six months ended October 31, 2005 by $37,914, decrease in Accounts Receivable of $22,000 and increase in Other Receivables of $20,054.

Current Liabilities as of October 31, 2005 totaled $33,387 as compared to $18,662 as of April 30, 2005. The increase in liabilities was mainly due to a decrease in Accounts Payable for the provisions made for legal fees of $15,000.

Cash and cash equivalents were $101,499 as of October 31, 2005 as compared to $61,085 as of April 30, 2005. The increase in cash is due to the cash generated from operations during the six months ended October 31, 2005. We believe that the cash balance of $101,499 and net working capital that we maintained as of October 31, 2005 is not sufficient to cover the expenses that we will incur during the next twelve months.

Our Stockholders’ Equity at October 31, 2005 was $107,986 as compared to $87,355 as of April 30, 2005. The increase in Stockholders’ Equity is due to profits made during the six months ended October 31, 2005 of $4,932, amortization of stock-based compensation for stockholders by $13,200, and the additional share subscription received of $2,500.

Consolidated Statement of Cash Flows

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We had a net gain of cash due to operating activities for the six months ended

October 31, 2005 of $37,914, as compared to $0 for the six months ended

October 31, 2004 and $54,766 for the year ended April 30, 2005. For the audit period, cash used in operating activities consisted primarily of a net loss of $164,300 and an increase in accounts and other receivables of $22,000 and $6,139 respectively which were partially offset by shares issued for services rendered in the amount of $117,710, an increase in accounts payable in the amount of $18,662, and depreciation in the amount of $1,301 for the year ended April 30, 2005.

We had net cash used in investing activities of $0 for the six months ended October 31, 2005 and $18,094 for the year ended April 30, 2005. Cash used in investing activities consisted of $11,085 spent on acquiring computer hardware and $7,009 spent on website development.

We had net cash provided by financing activities of $2,500 for the six months ended October 31, 2005 and $133,945 for the year ended April 30, 2005. Cash from financing activities consisted of $133,945 received from the sale of common stock.

Critical Accounting Policies

Our consolidated financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates, assumptions, judgments, and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue, and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures, including information regarding contingencies, risk, and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our consolidated financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements and require us to use a greater degree of judgment and estimates. Actual results may differ from those estimates. We believe that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our consolidated results of operations, financial position, or liquidity for the periods presented in our financial statements.

Capital Assets

For financial statement purposes, capital assets are stated at cost less accumulated depreciation.

Depreciation is provided using the straight-line method over their estimated useful lives (three years for computer hardware, two years for computer software).  We do not depreciate assets in the month of purchase and full depreciation is provided in the month of sale.

We capitalized $7,009 incurred in content writing, interface design and software server integration including online email, auto responders, customer help desk and online payment system as per SOP 98-1.

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Revenue recognition

We derive revenue from providing on-line marketing and consumer data management services and internet technology consulting.  We recognize revenue when the following four conditions are present: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price to the buyer is fixed or determinable and collect ability is reasonably assured.

Advertising and Promotion

We expense advertising and promotion costs as incurred. Total advertising and promotion costs charged to expenses for the period ended April 30, 2005 amounted to $ 11,545.

Foreign Currency Translations

We maintain our accounting records in U.S. dollars. Foreign currency transactions are translated into their functional currency in the following manner.

At the transaction date, each asset, liability, revenue and expense is translated into the functional currency by the use of the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are translated into the functional currency by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in operations.

Long-Lived Assets Impairment

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets.” An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows that are expected to result from the use of the asset and its eventual disposition. The excess of the asset’s carrying value over its fair value represents the amount of the impairment loss to be recorded. Fair value is generally determined using a discounted cash flow analysis.

Basic Earnings or Loss per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. We have adopted the provisions of SFAS No. 128 effective June 10, 2004.

Basic net loss per share amount is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the company.

Comprehensive Income or Loss

We adopted Statement of Financial Accounting Standard No. 130 (SFAS 130), "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  The Company is disclosing this information on its Statement of Stockholders' Equity.

28

Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. For 2005, there is no difference between net loss and comprehensive loss.

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Financial Instruments & Concentration of Credit Risk

Financial instruments consist of cash and cash equivalent, short-term investments, accounts receivable, accounts payable and accrued liabilities.  We determine the fair value of our financial instruments based on quoted market values or discounted cash flow analyses. Unless other wise indicated, the fair value of financial assets and financial liabilities approximate their recorded values.

Financial instruments that we may be potentially subject to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. Cash equivalents consist of deposits with major commercial banks and/or chequing account balances. With respect to accounts receivable, we perform periodic credit evaluations of the financial condition of its customers and typically does not require collateral from them. Allowances are maintained for potential credit losses consistent with the credit risk of specific customers and other information.

Stock based compensation

We have adopted SFAS 123(Revised) “Share Based Payment”, which requires us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award-the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments.

DESCRIPTION OF PROPERTY

Our business operations are conducted from our principal executive offices at 155 Dalhousie St., Suite 1111, Toronto, Ontario, Canada M5B 2P7.

On August 1, 2004, we entered into a sub-lease agreement with Foreground Image Inc. for office space. The lease is for a period of 16 months with the option to renew for a further one-year period. The lease payments are as follows.

First 12 months

- $ 600 per month

Next 4 months

- $ 700 per month

29

We issued 100,000 shares to Foreground Image Inc. in satisfaction of its rent obligation for 16 months. These shares have been valued at $10,000, which represents the rent obligation under the sub-lease agreement.

We did not exercise our option to renew the sub-lease with Foreground Image Inc. when the term 16 month term expired on November 30, 2005. Foreground Image Inc. has agreed to provide us with continued use of the premises included in the sub-lease at no charge until such time as Foreground Image Inc. terminates this arrangement by providing us with 1 month’s written notice.

Because our business model currently relies on strong and diverse relationships with various freelance contractors, we believe that we can accommodate growth with little or no requirements for additional capital or infrastructure.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 3, 2004, we issued 9,016,667 shares of common stock to Doug McClelland, our President, in return for $27,050 in cash. The purpose of this stock sale was to provide us with initial capital to commence operations and pay some of the expenses incurred during our developmental stage.

On September 8, 2004, we advanced $25,000 to I-Dating Solutions Inc., which changed its name to JOYN Internet Communities Inc. on September 14, 2004. Our President, Douglas McClelland, is a director of JOYN Internet Communities Inc. The terms of the loan were payment on demand, with interest accruing on any unpaid principal beginning September 8, 2005 and on each yearly anniversary thereafter at a per annum rate of 1% plus the Prime Rate of the Bank of America on the date that interest is calculated. On April 28, 2005, the loan was settled in full.

On January 10, 2005, we issued 410,000 shares of common stock to our former Director, Secretary, and Treasurer, Alexei Diatchine for $1,230 in cash and management services valued at $80,770.

On January 25, 2005, we issued 120,000 shares of common stock to our CEO, Javed Mawji, for $360.00 in cash and management services valued at $23,640.00.

On March 1, 2005, we entered into an Independent Contractor Agreement with our Director, President, Chief Executive Officer, and Secretary, Javed Mawji, for a term beginning March 1, 2005 and ending February 28, 2006. The contract provides that Mr. Mawji will perform services as our Chief Executive Officer pursuant to the directives of our Board of Directors, including managing and directing our daily operations and other duties customarily associated with the role of Chief Executive Officer, for a minimum of 25 hours per week. The contract includes clauses that prohibit Mr. Mawji from disclosing our confidential information or engaging in certain activities which are competitive with our business. In consideration for his services, the contract required us to pay Mr. Mawji $2,000 per month for a duration of one year, from March 1, 2005 until February 28, 2006. On October 1, 2005, this contract was amended to increase the fees payable to Mr. Mawji to $3,000 per month for services performed from October 1, 2005 through February 28, 2006.

On May 1, 2005, we entered into an Independent Contractor Agreement with our Director and Chief Financial Officer, Anoma Alwis, for a term beginning May 1, 2005 and ending April 30, 2006. The contract provides that Mr. Alwis will perform services as our Chief Financial Officer pursuant to the directives of our Board of Directors, including managing our financial and accounting operations and other duties customarily associated with the role of Chief Financial Officer, for a minimum of 14 hours per week. The contract includes clauses that prohibit Mr.

30

Alwis from disclosing our confidential information or engaging in certain activities which are competitive with our business. In consideration for his services, the contract requires us to pay Mr. Alwis $1,200 per month for a duration of one year, from March 1, 2005 until February 28, 2006.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of the date of this prospectus, no established public trading market existed for our securities. We have no common equity subject to outstanding purchase options or warrants or securities convertible into our common equity. We cannot guarantee that a trading market will ever develop or, if a market does develop, that it will continue.

Holders

As of February 2, 2006, there are approximately 31 holders of record of our common equity.

Dividends

To date we have not paid any dividends on our common stock and do not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the board of directors.

EXECUTIVE COMPENSATION

During his service as our President and Vice-President, Finance beginning June 10, 2004 until his resignation from both offices on July 28, 2005, Doug McClelland earned no compensation for his services.

Javed Mawji has served as our Chief Executive Officer and Secretary since July 27, 2004. Mr. Mawji has also served as our President since July 28, 2005. For the financial year ended April 30, 2005, Mr. Mawji has received compensation for his services as Chief Executive Officer in the amount of $9,770 in cash and 120,000 shares at $0.001 per share and for the six months ended October 31, 2005, Mr. Mawji received $14,000 in cash as compensation for such services. Mr. Mawji has received no compensation for his services as Secretary or as President.

Anoma Alwis has served as our Chief Financial Officer since July 27, 2004. For the financial year ended April 30, 2005, Mr. Alwis has received compensation for his services as Chief Financial Officer in the amount of $1,192 in cash. For the six months ended October 31, 2005, Mr. Alwis has received $4,341 in cash as compensation for such services and has outstanding fees of 2,859.

None of our officers receive, or have received during our last fiscal year, any compensation for their services in excess of $100,000 per year and there are no plans to pay compensation in excess of such amount in the near future. All officers are, however, reimbursed for expenses incurred on behalf of us.

None of our directors receive compensation for their services as directors.

Stock Option Grants

We have not granted any stock awards, options or stock appreciation rights to any officer, director or employee.

31

Employment Agreements

On March 1, 2005, we entered into an independent contractor agreement with Javed Mawji pursuant to which Mr. Mawji will provide his services as Chief Executive Officer. The term of the contract expires at the earlier of February 28, 2006 or upon notice of termination given in accordance with the terms of the contract. The contract originally provided that compensation for Mr. Mawji’s services would be $2,000 per month. On October 1, 2005, this contract was amended to increase the fees payable to Mr. Mawji to $3,000 per month for services performed from October 1, 2005 through February 28, 2006

On May 1, 2005, we entered into an independent contractor agreement with Anoma Alwis pursuant to which Mr. Alwis will provide his services as Chief Financial Officer. Compensation for these services is $1,200 per month, and the term of the contract expires at the earlier of April 30, 2006 or upon notice of termination given in accordance with the terms of the contract.

We do not have a written employment or consulting agreement with our other director, Doug McClelland.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with Schwartz Levitsky Feldman llp in regards to accounting and financial disclosure. Schwartz Levitsky Feldman llp was engaged on approximately May 25, 2005 by us and was not consulted on any matters prior to being engaged.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus is filed as a part of the registration statement and does not contain all of the information contained in the registration statement and exhibits and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the material terms of these referenced contracts, agreements or documents but are not necessarily complete. However, all information we considered material relating to the terms of any referenced contracts, agreements or documents has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. For further information pertaining to us and our common stock offered by this prospectus, reference is made to the registration statement.

PART F/S: INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS (AUDITED) 30 APRIL 2005

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

F-3

BALANCE SHEET (AUDITED)

F-4

STATEMENT OF OPERATIONS (AUDITED)

F-5

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (AUDITED)

F-6

STATEMENT OF CASH FLOWS (AUDITED)

F-7

NOTES TO FINANCIAL STATEMENTS (AUDITED)

F-8

FINANCIAL STEMENTS (UNAUDITED): 31 OCTOBER 2005

F-19

BALANCE SHEET (UNAUDITED)

F-20

STATEMENT OF OPERATIONS (UNAUDITED)

F-21

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (ANAUDITED)

F-22

STATEMENT OF CASH FLOWS (UNAUDITED)

F-23

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

F-24

Financial Statements (Audited) 30 April 2005

FIRST SOURCE DATA, INC

(A Development Stage Company)

FINANCIAL STATEMENTS

APRIL 30, 2005 (Audited)

Report of Independent Registered Public Accounting Firm

Schwartz Levitsky Feldman llp

CHARTERED ACCOUNTANTS

TORONTO, MONTREAL, OTTAWA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

First Source Data, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of First Source Data, Inc. (A Development Stage Company) (incorporated in the State of Nevada) as of April 30, 2005 and the related statements of operations, changes in stockholders' equity and cash flows for the period from June 10, 2004 inception) to April 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Source Data, Inc. as of April 30, 2005, and the results of its operations and its cash flows for the period from June 10, 2004 (inception) to April 30, 2005 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada

May 31, 2005

Chartered Accountants

1167 Caledonia Road

Toronto, Ontario M6A 2X1

Tel:  416 785 5353

Fax:  416 785 5663

BALANCE SHEET (AUDITED)

FIRST SOURCE DATA, INC.
(A Development Stage Company)
BALANCE SHEET AS AT
(In USD)

April 30, 2005	Notes	2005

ASSETS
Current Assets:
Cash		61,085
Accounts Receivable (Provision for doubtful accounts - Nil)		22,000
Other Receivable		6,139
		89,224

Property & Equipment	6	16,793

TOTAL ASSETS		$ 106,017

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable & Accruals		$ 18,662
		18,662

Stockholders' Equity:
Capital Stock
Authorized:
Common stock (50,000,000 @ par value of $ 0.001)
Issued:
Common stock	10	10,506
Paid in Capital		310,269
Unamortized stock-based compensation for stockholders	12	(69,120)
Deficit accumulated during development stage		(164,300)
		87,355

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY		$ 106,017

The accompanying notes form an integral part of these financial statements.

On behalf of the Board:

Douglas McClelland	Javed Mawji
Director & President	Director & CEO

STATEMENT OF OPERATIONS (AUDITED)

FIRST SOURCE DATA, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JUNE 10,2004(INCEPTION)TO APRIL 30,2005
(In USD)

Revenue	22,000
Cost of goods sold	20,000
Gross margin	2,000

Expenses:
Selling and administrative	164,745
Depreciation	1,301
Research and development	254
166,300

Loss from continuing operations	(164,300)
Income taxes	-
Loss for the Period	(164,300)

Loss per share
Basic	(0.02)
Diluted	(0.02)

Weighted average number of shares outstanding
Basic	9,527,985
Diluted	9,527,985

The accompanying notes form an integral part of these financial statements.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (AUDITED)

FIRST SOURCE DATA, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
From June 10, 2004 (inception)TO April 30, 2005
(In USD)

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Deficit accumulated during development stage	Unamortized stock-based compensation	Stock- holders' Equity

Balance as of June 10, 2004	-
Stock issued on September 3, 2004 for cash @ 0.003 a share	9,016,667	9,017	18,033	-		27,050
Stock issued in November 2004 for cash @ 0.20 a share	70,000	70	13,930			14,000
Stock issued in November 2004 for cash @ 0.10 a share (valued at 0.20 a share - see note 12)	100,000	100	19,900			20,000
Stock issued in December 2004 for cash @ 0.20 a share	56,525	57	11,248			11,305
Stock issued in December 2004 for cash @ 0.10 a share	15,000	15	1,485			1,500
Stock issued in December 2004 for cash @ 0.10 a share (valued at 0.20 a share - see note 5)	15,000	15	2,985			3,000
Stock issued in January 2005 for	890,000	890	177,110			178,000
cash @ 0.003 a share (valued at 0.20 a share - see note 5 and 12)
Stock issued in January 2005 for	16,500	16	1,634			1,650
cash @ 0.10 a share
Stock issued in January 2005 for	316,350	316	62,954			63,270
cash @ 0.20 a share
Stock issued in February 2005 for cash @ 0.10 a share	10,000	10	990			1,000

Unamortized stock based compensation for Stock holders					(69,120)	(69,120)
Net loss, April 30, 2005				(164,300)		(164,300)
Balance as of April 30, 2005	10,506,042	10,506	310,269	(164,300)	(69,120)	87,355

The accompanying notes form an integral part of these financial statements.

STATEMENT OF CASH FLOWS (AUDITED)

FIRST SOURCE DATA, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS FROM JUNE 10,2004(INCEPTION)T0 APRIL 30,2005
(In USD)

Cash Flows From Operating Activities
Net Loss	(164,300)
Adjustments made to reconcile net loss to net cash from operating activities
Depreciation	1,301
Shares issued for services rendered
For CEO - Javed Mawji	23,640
For former CEO - Alexei Diatchine	80,770
For rent and utilities	5,400
For professional services	1,500
For web hosting services	6,400

Changes in operating assets and liabilities
Increase in other receivable	(6,139)
Increase in accounts receivable	(22,000)
Increase in accounts payable & accruals	18,662
Cash flows used in operating activities	(54,766)

Cash Flows From Investing Activities
Purchase of Property and Equipment	(18,094)
Cash flows provided by (used in) investing activities	(18,094)

Cash Flows From Financing Activities
Cash received on subscribed common stock	133,945
Cash flows provided by (used in) financing activities	133,945

Increase/(Decrease) in cash and cash equivalents	61,085
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	61,085

The accompanying notes form an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS (AUDITED)

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

First Source Data, Inc. (the Company) was incorporated under the laws of the State of Nevada on June 10, 2004.

The Company is in the development stage. Its initial operations have included; capital formation, organization, web site construction, target market identification, research of costs, promotional materials costs and marketing plans.

NOTE 2.   GOING CONCERN

The accompanying financial statements are presented on a going concern basis.

The Company generated net losses of $ 164,300 during the period from June 10, 2004 (inception) to April 30, 2005. This condition raises substantial doubt about the Company's ability to continue as a going concern.

Management does not believe that the company’s current cash of $ 61,085 is sufficient to cover the expenses they will incur during the next twelve months.

Management plans to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Accounting

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected an April 30, year-end.

b.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

c.

Cash & Cash Equivalents

Cash equivalents usually consist of highly liquid investments, which are readily convertible into cash with maturity of three months or less when purchased.  As at April 30, 2005, cash equivalents consist of $ 61,035.

d.   Capital Assets

For financial statement purposes, capital assets are stated at cost less accumulated depreciation.

Depreciation is provided using the straight-line method over their estimated useful lives (three years for computer hardware, two years for computer software). The Company does not depreciate its assets in the month of purchase and full depreciation is provided in the month of sale.

The Company capitalized $ 7,009 that was incurred in content writing, interface design and software server integration including online email, auto responders, customer help desk and online payment system as per SOP 98-1.

e.   Revenue recognition

The Company derives revenue from providing on-line marketing and consumer data management services and internet technology consulting. The Company recognizes revenue when the following four conditions are present: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price to the buyer is fixed or determinable and collect ability is reasonably assured.

Revenue earned for the period from June 10, 2004 to April 30, 2005 represents services provided to a third party customer for on-line marketing customer list brokering and was recognized in accordance with the criteria set out above.

f.   Advertising and Promotion

The Company expenses advertising and promotion costs as incurred. Total advertising and promotion costs charged to expenses for the period ended April 30, 2005 amounted to $ 11,545.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

g.   Foreign Currency Translations

The Company maintains its accounting records in U.S. dollars. Foreign currency transactions are translated into their functional currency in the following manner.

At the transaction date, each asset, liability, revenue and expense is translated into the functional currency by the use of the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are translated into the functional currency by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in operations.

h.   Long-Lived Assets Impairment

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".  An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows that are expected to result from the use of the asset and its eventual disposition.  The excess of the asset’s carrying value over its fair value represents the amount of the impairment loss to be recorded.  Fair value is generally determined using a discounted cash flow analysis.

i.   Basic Earnings or Loss per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective June 10, 2004 (inception).

Basic net loss per share amount is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

j.   Comprehensive Income or Loss

The Company has adopted Statement of Financial Accounting Standard No. 130 (SFAS 130), "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. For 2005, there is no difference between net loss and comprehensive loss.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

k.   Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

l.

 Financial Instruments & Concentration of Credit Risk

Financial instruments consist of cash and cash equivalent, short-term investments, accounts receivable, accounts payable and accrued liabilities. The Company determines the fair value of its financial instruments based on quoted market values or discounted cash flow analyses. Unless other wise indicated, the fair value of financial assets and financial liabilities approximate their recorded values.

Financial instruments that the Company may be potentially subject to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. Cash equivalents consist of deposits with major commercial banks and/or chequing account balances. With respect to accounts receivable, the Company performs periodic credit evaluations of the financial condition of its customers and typically does not require collateral from them. Allowances are maintained for potential credit losses consistent with the credit risk of specific customers and other information.

m.

 Stock based compensation

The Company has adopted SFAS 123(Revised) “Share Based Payment”, which requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award-the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

n.   Recent Pronouncements

SFAS No. 149 - Amendment of statement 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB 133 accounting for derivative instruments and hedging activities.

SFAS No. 150- Accounting for certain financial instruments with characteristics of both liabilities and equity.  This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

SFAS No. 151 - “Inventory Costs, an Amendment of ARB No. 43, Chapter 4.” SFAS No. 151 retains the general principle of ARB No. 43, Chapter 4, “Inventory Pricing,” that inventories are presumed to be stated at cost; however, it amends ARB No. 43 to clarify that abnormal amounts of idle facilities, freight, handling costs and spoilage should be recognized as current period expenses. Also, SFAS No. 151 requires fixed overhead costs be allocated to inventories based on normal production capacity. The guidance in SAFS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.

SFAS 123 (Revised) - “Share Based Payment,” which will require the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award-the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. SFAS No. 123 (Revised) eliminates the use of APB Opinion No. 25. SFAS No. 123 (Revised) is effective for the first interim or annual reporting period that begins after December 15, 2005. Early adoption for interim or annual periods for which financial statements or interim reports have not been issued is encouraged.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

SFAS 152 - In December 2004, the FASB issued SFAS No. 152 "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" ("SFAS 152"). This statement amends FASB Statement No. 66 "Accounting for Sales of Real Estate" to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 "Accounting for Real Estate Time-Sharing Transactions" ("SOP 04-2"). SFAS 152 also amends FASB Statement No. 67 "Accounting for Costs and Initial Rental Operations of Real Estate Projects" to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005.

SFAS 153 - In December 2004, the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153"). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005.

SFAS 154 – In May 2005, the FASB issued SFAS No. 153 “Accounting Changes and Error Corrections” - a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Out of these recent pronouncements, the Company has adopted SFAS 123 (Revised).

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

NOTE 4.   WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 5.   RELATED PARTY TRANSACTIONS

On September 3, 2004, the Company issued 9,016,667 shares of its common stock to the President of the Company in return for cash.

During the period under audit, the Company advanced $25,000 to Joyn Internet Communities Inc where the President of the Company, Douglas McClelland, is also the President of Joyn Internet Communities Inc. This has been settled in full during the period under audit and no amount was due from Joyn Internet Communities Inc. as at the Balance Sheet date.

On November 25, 2004, the Company issued 100,000 shares of its common stock to a shareholder of the Company, Foreground Image Inc, partly in return for the services and partly for cash. (See note 12 for details)

On December 3, 2004, the Company issued 15,000 shares of its common stock to a shareholder of the Company, Ryan Lavallee, partly in return for his services and partly for cash. The stock based portion of this issue has been valued at $ 1,500 as the difference between issued price ($ 0.01 per share) and the grant-date fair value. ($ 0.20 per share) and has been charged against income as professional charges.

On January 10, 2005, the Company issued 410,000 shares of its common stock to the former CEO of the Company, Alexei Diatchine, partly in return for his services and partly for cash. The stock based portion of this issue has been valued at $ 80,770 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been charged against income as management fees.

On January 25, 2005, the Company issued 120,000 shares of its common stock to the CEO of the Company, Javed Mawji, partly in return for his services and partly for cash. The stock based portion of this issue has been valued at $ 23,640 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been charged against income as management fees.  Further $ 9,770 has been paid by cash to him for the services rendered by him during the period under audit.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

On January 26, 2005, the Company issued 360,000 shares of its common stock to a shareholder of the Company, Lenka Gazova, partly in return for her services and partly for cash. (See note 12 for details)

During the period under audit, the Company paid $ 7,500 (including taxes) for the development of its web site and $ 19,350 (including taxes) for the design and printing of promotional materials to Foreground Image Inc, a shareholder of the Company.

NOTE 6. CAPITAL ASSETS

	Cost	Accumulated	Net book
		depreciation	value
Computer hardware	11,085	425	10,660
Computer software	7,009	876	6,133
	18,094	1,301	16,793

NOTE 7.  OPERATING LEASE COMMITMENTS

On August 2004, the Company entered into a sub-lease agreement with Foreground Image Inc for office space. The lease is for a period of 16 months with the option to renew for a further one-year period. The lease payments are as follows.

First 12 months

- $ 600 per month

Next 4 months

- $ 700 per month

The Company issued 100,000 shares to Foreground Image Inc in satisfaction of its rent obligation for the next 16 months. These shares have been valued at $ 10,000, which represents the rent obligation under the sub-lease agreement.

At the end of 16 months period, the lease is expected to be reviewed for a further period of 12 months at $ 735 per month.

NOTE 8.  INCOME TAXES

                                            As of April 30, 2005

Deferred tax assets:

Net operating tax carry forwards

  (55,862)

Gross deferred tax assets                              (55,862)

Valuation allowance                                    (55,862)

Net deferred tax assets                                   0

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

NOTE 9.  SCHEDULE OF NET OPERATING LOSSES

2005 Net Operating Loss (11 months)             $  (164,300)

                                                         ----------

          Net Operating Loss                             $ (164,300)

                                                         ==========

As of April 30, 2005, the Company has a net operating loss carry forwards of approximately $164,300. Net operating loss carry forward expires twenty years from the date the loss was incurred.

NOTE 10.  STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of April 30, 2005.

Common stock, $0.001 par value; 50,000,000 shares authorized and 10,506,042 shares issued and outstanding.

NOTE 11.  STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On September 3, 2004, the Company issued 9,016,667 shares of its common stock to the President of the Company in return for cash.

In November 2004, the Company issued 70,000 shares at $ 0.20 a share in return for cash. In addition to that, on November 25, 2004, the Company issued 100,000 shares of its common stock at $ 0.10 a share to a shareholder of the Company, Foreground Image Inc, partly in return for the services and partly for cash. (See note 12 for details)

In December 2004, the Company issued 15,000 shares at $ 0.10 a share and 56,525 shares at $ 0.20 a share in return for cash. In addition to that, on December 3, 2004, the Company issued 15,000 shares of its common stock at $ 0.10 a share to a shareholder of the Company, Ryan Lavallee, partly in return for his services and partly for cash.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

In January 2005, the Company issued 16,500 shares at $ 0.10 a share and 316,350 shares at $ 0.20 a share in return for cash. In addition to that, on January 10, 2005, the Company issued 410,000 shares of its common stock at $ 0.003 a share to the former Secretary, and Treasurer of the Company, Alexei Diatchine, partly in return for his services and partly for cash.

Further on January 25, 2005, the Company issued 120,000 shares of its common stock at $ 0.003 a share to the CEO of the Company, Javed Mawji, partly in return for his services and partly for cash.

On January 26, 2005, the Company issued 360,000 shares of its common stock at $ 0.003 a share to a shareholder of the Company, Lenka Gazova, partly in return for her services and partly for cash. (See note 12 for details)

NOTE 12. UNAMORTIZED STOCK BASED COMPENSATION FOR STOCKHOLDERS

On January 26, 2005, the Company issued 360,000 shares of its common stock to a stockholder of the Company, Lenka Gazova, partly in return for her services and partly for cash. The stock based portion of this issue has been valued at $ 70,920 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been amortized over the term of the contract between the Company and Lenka Gazova as follows.

First 36 months - $ 1,600 a month

Next 8 months - $ 1,665 a month

The term of the agreement is 44 months effective from January 1, 2005. The unamortized portion of this is $ 64,520 as at the Balance Sheet date and has been deducted from stockholders’ equity.

On November 25, 2004, the Company issued 100,000 shares of its common stock to a shareholder of the Company, Foreground Image Inc., partly in return for the services and partly for cash. The stock based portion of this issue has been valued at $ 10,000 as the difference between issued price ($ 0.01 per share) and the grant-date fair value ($ 0.20 per share) and has been amortized over the term of the contract between the Company and Foreground Image Inc. as follows.

First 12 months - $ 600 a month

Next 4 months - $ 700 a month

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

The term of the agreement is 16 months effective from August 1, 2004. The unamortized portion of this is $ 4,600 as at the Balance Sheet date and has been deducted from shareholders’ equity.

The total unamortized portion of stock based compensation for shareholders is $ 69,120 as at the Balance Sheet date and has been deducted from shareholders’ equity.

NOTE 13.   WEB HOSTING SERVICE AGREEMENT

The Company entered into a web hosting service agreement with Lenka Gozava to install & service its servers.

In return for these services, on January 26, 2005, the Company issued 360,000 shares of its common stock to a shareholder of the Company, Lenka Gazova, for cash at $ 0.003 a share where the issue-date share price has been determined as $0.20 a share. The stock based portion of this issue has been valued at $ 70,920 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been amortized over the term of the contract between the Company and Lenka Gazova as follows.

First 36 months - $ 1,600 a month

Next 8 months - $ 1,665 a month

The term of the agreement is 44 months effective from January 1, 2005.

NOTE 14. SUBSEQUENT EVENTS

There were no events subsequent to the Balance Sheet date which require disclosure in the Financial Statements other than issuing 12,500 shares @ $0.20 a share on May 10, 2005.

NOTE 15.  GEOGRAPHIC INFORMATION

All the Company's operations and assets are located in Canada.

NOTE 16.  COMPARATIVE FIGURES

There have been no comparative figures since this was the first reporting period subsequent to the company’s incorporation on June 10, 2004.

FINANCIAL STEMENTS (UNAUDITED): 31 OCTOBER 2005

FIRST SOURCE DATA, INC

(A Development Stage Company)

FINANCIAL STATEMENTS

October 31, 2005 (Unaudited)

FIRST SOURCE DATA, Inc

(A Development Stage Company)

BALANCE SHEET (UNAUDITED)

FIRST SOURCE DATA, INC.
(A Development Stage Company)
BALANCE SHEET(UNAUDITED) AS AT
(In USD)
	Notes	31-Oct-05	30-Apr-05
ASSETS
Current Assets:
Cash		101,499	61,085
Accounts Receivable (Provision for doubtful accounts - Nil)		-	22,000
Other Receivable		26,193	6,139
		127,692	89,224

Property & Equipment	6	13,682	16,793

TOTAL ASSETS		$141,374	$106,017

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable & Accruals		$ 33,387	$ 18,662
		33,387	18,662
Stockholders' Equity:
Capital Stock
Authorized:
Common stock (50,000,000 @ par value of $ 0.001)
Issued:
Common stock	10	10,518	10,506
Paid in Capital		312,756	310,269
Unamortized stock-based compensation for stockholders	12	(55,920)	(69,120)
Deficit accumulated during development stage		(159,368)	(164,300)
		107,986	87,355

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY		$141,374	$106,017

The accompanying notes form an integral part of these financial statements.

On behalf of the Board:

Javed Mawji		Anoma Alwis
Director & CEO		Director & CFO

STATEMENT OF OPERATIONS (UNAUDITED)

FIRST SOURCE DATA, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE PERIOD FROM MAY 1, 2005 TO OCTOBER 31, 2005
(In USD)

	Six months	Six months	Cumulative total
	ended	ended	10-Jun-04
	31-Oct-05	31-Oct-04	31-Oct-05

Revenue	319,600	-	341,600
Cost of goods sold	234,094	-	254,094
Gross margin	85,506	-	87,506

Expenses:
Selling and administrative	75,864	368	240,609
Depreciation	3,111	-	4,412
Research and development	1,600	-	1,854
	80,574	368	246,874

Profit/(Loss) from continuing operations	4,932	(368)	(159,368)
Income taxes	-	-	-
Profit/(Loss) for the Period	4,932	(368)	(159,368)

Profit/(Loss) per share
Basic	0.0005	(0.0000)	-
Diluted	0.0005	(0.0000)	-

Weighted average number of shares outstanding
Basic	10,517,183	9,016,667	-
Diluted	10,517,183	9,016,667	-

The accompanying notes form an integral part of these financial statements.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)

FIRST SOURCE DATA, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
From May 1, 2005 to Oct 31, 2005
(In USD)

	Common	Common	Additional	Deficit accumulated	Unamortized	Total
	Stock	Stock	Paid-in Capital	during development	stock-based	Stockholders'
		Amount		stage	compensation	Equity
Balance as of April 30, 2005	10,506,042	10,506	310,269	(164,300)	(69,120)	87,355

Stock issued on May 10, 2005 for	12,500	13	2,488	-		2,500
cash @ 0.02 a share

Unamortized stock based compensation for					13,200	13,200
Stock holders
Net loss for the 6 months ended Oct 31, 2005				4,932		4,932
Balance as of Oct 31, 2005	10,518,542	10,518	312,756	(159,368)	(55,920)	107,986

The accompanying notes form an integral part of these financial statements.

STATEMENT OF CASH FLOWS (UNAUDITED)

FIRST SOURCE DATA, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS FROM MAY 1, 2005 T0 OCTOBER 31,2005 (UNAUDITED)
(In USD)
	Six months	Six months	Cumulative totals
	ended	ended	10-Jun-04
	31-Oct-05	31-Oct-04	31-Oct-04

Cash Flows From Operating Activities
Net Profit/(Loss)	4,932	(368)	(159,368)
Adjustments made to reconcile net loss to net cash from operating activities
Depreciation	3,111	-	4,412
Shares issued for services rendered
For CEO - Javed Mawji	-		23,640
For former CEO - Alexei Diatchine	-		80,770
For rent and utilities	3,600		9,000
For professional services	-		1,500
For web hosting services	9,600		16,000

Changes in operating assets and liabilities
Increase in other receivable	(20,054)		(26,193)
Decrease in accounts receivable	22,000	-	-
Increase in accounts payable & accruals	14,725	368	33,387
Cash flows used in operating activities	37,914	-	(16,851)

Cash Flows From Investing Activities
Purchase of Property and Equipment	-	-	(18,094)
Cash flows provided by (used in) investing activities	-	-	(18,094)

Cash Flows From Financing Activities
Cash received on subscribed common stock	2,500	-	136,445
Cash flows provided by (used in) financing activities	2,500	-	136,445

Increase/(Decrease) in cash and cash equivalents	40,414	-	101,499
Cash and cash equivalents, beginning of period	61,085	-	-
Cash and cash equivalents, end of period	101,499	-	101,499

The accompanying notes form an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of October 31, 2005

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

First Source Data, Inc. (the Company) was incorporated under the laws of the State of Nevada on June 10, 2004.

The Company is in the development stage. It's initial operations have included; capital formation, organization, web site construction, target market identification, research of costs, promotional materials costs and marketing plans.

NOTE 2.   GOING CONCERN

The accompanying financial statements are presented on a going concern basis.

The Company generated net profit of $ 4,932 during the period from May 1, 2005 to October 31, 2005.

Management does not believe that the company’s current cash of $ 101,499 is sufficient to cover the expenses they will incur during the next twelve months.

Management plans to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Accounting

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected an April 30, year-end.

b.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of October 31, 2005

c.

Cash Equivalents

Cash equivalents usually consist of highly liquid investments, which are readily convertible into cash with maturity of three months or less when purchased.  As at October 31, 2005, cash equivalents consist of $ 101,499.

d.   Capital Assets

For financial statement purposes, capital assets are stated at cost less accumulated depreciation.

Depreciation is provided using the straight-line method over their estimated useful lives (five years for furniture, fixtures, equipment, and three years for computer hardware, two years for computer software and 15 years for building and improvements, if any). The Company does not depreciate its assets in the month of purchase and full depreciation is provided in the month of sale.

e.   Revenue recognition

The Company derives revenue from providing on-line marketing and consumer data management services and internet technology consulting. The Company recognizes revenue when the following four conditions are present: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price to the buyer is fixed or determinable and collect ability is reasonably assured.

f.   Advertising and Promotion

The Company expenses advertising and promotion costs as incurred.

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of October 31, 2005

g.   Foreign Currency Translations

The Company maintains its accounting records in U.S. dollars. Foreign currency transactions are translated into their functional currency in the following manner.

At the transaction date, each asset, liability, revenue and expense is translated into the functional currency by the use of the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are translated into the functional currency by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in operations.

h.   Long-Lived Assets Impairment

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".  An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows that are expected to result from the use of the asset and its eventual disposition.  The excess of the asset’s carrying value over its fair value calculates the amount of the impairment loss to be recorded.  Fair value is generally determined using a discounted cash flow analysis.

i.   Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective June 10, 2004 (inception).

Basic net loss per share amount is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

j.   Comprehensive Income

The Company has adopted Statement of Financial Accounting Standard No. 130 (SFAS 130), "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  The Company is disclosing this information on its Statement of Stockholders' Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of October 31, 2005

k.   Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

l.   Recent Pronouncements

SFAS No. 149 - Amendment of statement 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB 133 accounting for derivative instruments and hedging activities.

SFAS No. 150- Accounting for certain financial instruments with characteristics of both liabilities and equity.  This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

SFAS No. 151 -  “Inventory Costs, an Amendment of ARB No. 43, Chapter 4.” SFAS No. 151 retains the general principle of ARB No. 43, Chapter 4, “Inventory Pricing,” that inventories are presumed to be stated at cost; however, it amends ARB No. 43 to clarify that abnormal amounts of idle facilities, freight, handling costs and spoilage should be recognized as current period expenses. Also, SFAS No. 151 requires fixed overhead costs be allocated to inventories based on normal production capacity. The guidance in SAFS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.

                       &nb sp;

SFAS 123 (Revised) - “Share Based Payment,” which will require the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award-the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of October 31, 2005

service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. SFAS No. 123 (Revised) eliminates the use of APB Opinion No. 25. SFAS No. 123 (Revised) is effective for the first interim or annual reporting period that begins after December 15, 2005. Early adoption for interim or annual periods for which financial statements or interim reports have not been issued is encouraged.

SFAS 152 - In December 2004, the FASB issued SFAS No. 152 "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" ("SFAS 152"). This statement amends FASB Statement No. 66 "Accounting for Sales of Real Estate" to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 "Accounting for Real Estate Time-Sharing Transactions" ("SOP 04-2"). SFAS 152 also amends FASB Statement No. 67 "Accounting for Costs and Initial Rental Operations of Real Estate Projects" to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005.

SFAS 153 - In December 2004, the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153"). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005.

Out of these recent pronouncements, except for SFAS 123 (Revised), none of the other pronouncements are applicable for the Company. As per SFAS 123 (Revised), the Company has made necessary adjustments in the Financial Statements and required disclosures have been made in the notes to the Financial Statements. (See notes 5, 11 & 12)

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of October 31, 2005

NOTE 4.   WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 5.   RELATED PARTY TRANSACTIONS

During the period under review there were no related party transactions.

NOTE 6. CAPITAL ASSETS

	Cost	Accumulated	Net book
		depreciation	value
Computer hardware	11,084	1,783	9,301
Computer software	7,009	2,629	4,381
	18,093	4,411	13,682

NOTE 7.  OPERATING LEASE COMMITMENTS

On August 2004, the Company entered into a sub-lease agreement with Foreground Image Inc for office space. The lease is for a period of 16 months with the option to renew for a further one year period. The lease payments are as follows.

The Company issued 100,000 shares to Foreground Image Inc in satisfaction of its rent obligation for the next 16 months. These shares have been valued at $ 10,000 which represents the rent obligation under the sub-lease agreement.

The Company does not expect to exercise its option to renew the lease at the end of 16 month period.

NOTE 8.  INCOME TAXES

                                            As of October 31, 2005

Deferred tax assets:

Net operating tax carry forwards

  (52,746)

Gross deferred tax assets                              (52,746)

Valuation allowance                                     (52,746)

Net deferred tax assets                                   0

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of October 31, 2005

NOTE 9.  SCHEDULE OF NET OPERATING PROFITS

2005/2006 Net Operating Income (3 months)                $  4,932

                                                         ----------

          Net Operating Loss                             $  4,932

                                                         ==========

As of October 31, 2005, the Company has a net operating loss carry forwards of approximately $159,368. Net operating loss carry forward expires twenty years from the date the loss was incurred.

NOTE 10.  STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of October 31, 2005.

Common stock, $0.001 par value; 50,000,000 shares authorized and 10,518,542 shares issued and outstanding.

NOTE 11.  STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On May 10, 2005, the Company issued 12,500 shares of its common stock to a third party shareholder at 0.20 a share.

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of October 31, 2005

NOTE 12. UNAMORTIZED STOCK BASED COMPENSATION FOR STOCKHOLDERS

On January 26, 2005, the Company issued 360,000 shares of its common stock to a shareholder of the Company, Lenka Gazova, partly in return for her services and partly for cash. The stock based compensation portion of this issue has been valued at $ 70,920 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been amortized over the term of the contract between the Company and Lenka Gazova as follows.

First 36 months - $ 1,600 a month

Next 8 months - $ 1,665 a month

The term of the agreement is 44 months effective from January 1, 2005. The unamortized portion of this is $ 54,920 as at the Balance Sheet date and has been deducted from shareholders’ equity.

On November 25, 2004, the Company issued 100,000 shares of its common stock to a shareholder of the Company, Foreground Image Inc, partly in return for the services and partly for cash. The stock based compensation portion of this issue has been valued at $ 10,000 as the difference between issued price ($ 0.01 per share) and the grant-date fair value. ($ 0.20 per share) and has been amortized over the term of the contract between the Company and Foreground Image Inc as follows.

First 12 months - $ 600 a month

Next 4 months - $ 700 a month

The term of the agreement is 16 months effective from August 1, 2004. The unamortized portion of this is $ 1,000 as at the Balance Sheet date and has been deducted from shareholders’ equity.

The total unamortized portion of stock based compensation for shareholders is $55,920 as at the Balance Sheet date and has been deducted from shareholders’ equity.

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of October 31, 2005

NOTE 13.   WEB HOSTING SERVICE AGREEMENT

The Company entered into a web hosting service agreement with Lenka Gozava to install & service its servers.

In return for these services, on January 26, 2005, the Company issued 360,000 shares of its common stock to a shareholder of the Company, Lenka Gazova, for cash at $ 0.003 a share where the issue-date share price has been determined as $0.20 a share. The stock based compensation portion of this issue has been valued at $ 70,920 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been amortized over the term of the contract between the Company and Lenka Gazova as follows.

First 36 months - $ 1,600 a month

Next 8 months - $ 1,665 a month

The term of the agreement is 44 months effective from January 1, 2005.

NOTE 14. SUBSEQUENT EVENTS

There were no events occurred subsequent to the Balance Sheet date which require disclosure in the Financial Statements.

NOTE 15.  GEOGRAPHIC INFORMATION

All the Company's operations and fixed assets are located in Canada.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, our articles, and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation which is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Under our articles, we indemnify our directors and officers against damages for breach of any fiduciary duty as a director or officer to the corporation, its shareholders or any other person except for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) a payment of dividends in violation of the Nevada Revised Statutes.

Our bylaws provide that we will indemnify any of our directors or officers against expenses, judgments, fines, settlements, and other amounts incurred in connection with legal proceedings if the director or officer in question: (a) acted in good faith and in a manner that he or she reasonably believed to be in the best interests of this corporation; (b) in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; (c) and successfully defended himself or herself in the proceeding.

We also have the power to indemnify any director or officer who is unsuccessful in defending himself or herself, provided that a determination that indemnification is proper in the circumstances is made by one of the following: (a) a majority vote of a quorum consisting of directors who are not parties to such proceeding; (b) independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available; (c) the affirmative vote of a majority of our shares entitled to vote represented at a duly held meeting at which a quorum is present; (d)  the written consent of holders of a majority of our outstanding shares entitled to vote excluding the shares owned by the person to be indemnified; or (e) the court in which the proceeding is or was pending, on application made by us, the person to be indemnified, or the attorney or other person rendering services in connection with the defense.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the registration of securities under this prospectus are denoted below. Please note that all amounts are estimates other than the Commission’s registration fee.

Securities and Exchange Commission registration fee

      $59

Transfer Agent fees

   $1,500

Accounting fees and expenses

        $10,000

Legal fees and expenses

        $18,000

Miscellaneous (including EDGAR filing fees)

   $4,500

---------

        $34,059

We will pay all expenses of the offering listed above from cash on hand. No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES

Between September 3, 2004 and May 10, 2005, we issued 10,518,542 common shares to 31 subscribers, as set out in the table below. These shares were sold for cash consideration unless noted otherwise. All of these shares were issued under the Regulation S exemption. None of the purchasers who received shares under Regulation S are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S. in accordance with Rule 903(c). Subscribers to the offering under Regulation S acknowledged that the securities purchased must come to rest outside the U.S. None of the foregoing transactions involved a distribution or public offering, and no commissions were paid in connection with the sale of any such securities.

Name & Beneficial Owner

Purchase Date

# Shares

Consideration   Note

Douglas McClelland

September 3, 2004

9,016,667

$27,050.00      (1)

Melanie Thiessen

November 14, 2004

   10,000

 $2,000.00

Fern Fair

November 14, 2004

   10,000

 $2,000.00

Lorne Lynn Green

November 14, 2004

   10,000

 $2,000.00

Young Jun

November 18, 2004

   10,000

 $2,000.00

Foreground Image Inc.

November 25, 2004   100,000

See Note (2)

Svava Stafanson

November 28, 2004

   15,000

 $3,000.00

Eli Chornenki

November 28, 2004    15,000

 $3,000.00

Ryan Lavallee

December 3, 2004

   15,000

See Note (3)

Natasha Urlic

December 4, 2004

   15,000

 $1,500.00

Jeff Tymoschuk

December 6, 2004

   20,000

 $4,000.00

Patrick Haynes

December 7, 2004

   11,525

 $2,305.00

John Nadalin

December 15, 2004

    7,500

 $1,500.00

Kate Lindsay

December 28, 2004

    7,500

 $1,500.00

Bianca Dubois

December 29, 2004

    5,000

 $1,000.00

Peter Orth

December 31, 2004

    5,000

 $1,000.00

Brent O’Connor

January 5, 2004

   10,000

 $2,000.00

Randall Thorne

January 7, 2005

    5,000

 $1,000.00

Alexei Diatchine

January 10, 2005

  410,000

See Note (4)

Anna Thiessen

January 13, 2005

   10,000

 $2,000.00

Peter Hildebrand

January 13, 2005

   10,000

 $2,000.00

Henry Thiessen

January 13, 2005

   10,000

 $2,000.00

Michael Thiessen

January 19, 2005

    1,500

   $300.00

Luigi Belsito

January 20, 2005

    5,000

 $1,000.00

Javed Mawji

January 25, 2005

  120,000

See Note (5)

Lenka Gazova

January 26, 2005

  360,000

See Note (6)

Edward Hadeed

January 27, 2005

  264,850

$52,970.00

Peter Svorc

January 27, 2005

    9,500

   $950.00

Eva Gazova

January 31, 2005

    7,000

   $700.00

Maros Svorc

February 3, 2005

   10,000

 $1,000.00

Jueane Ji

May 10, 2005

   12,500

 $2,500.00

     (7)

(1) Currently Director of the Company. Former President and Vice-President, Finance of the Company.

(2) Consideration received for 100,000 shares was $10,000.00 in cash plus rights under a sub-lease of 400 square feet of office space plus utilities between August 1, 2004 and November 30, 2005 valued at $10,000.00.

(3) Consideration received for 15,000 shares was $1,500.00 in cash and consulting services valued at $1,500.00.

(4) Formerly a Director, Secretary, and Treasurer of the Company. Consideration received for 410,000 shares was $1,230.00 in cash and management services valued at $80,770.00.

(5) Currently Director, Chief Executive Officer, President, and Secretary of the Company. Consideration received for 120,000 shares was $360.00 in cash and management services valued at $23,640.00.

(6) Consideration received for 360,000 shares was $1,080.00 in cash plus provision of website and internet hosting services between January 1, 2005 and August 31, 2008 valued at $70,920.00.

(7) Director of a separate shareholder, Foreground Image Inc.

On September 3, 2004, we issued 9,016,667 shares of common stock to Doug McClelland, our President, in exchange for $27,050 in cash. The purpose of this stock sale was to provide us with initial capital to commence operations and pay some of the expenses incurred during our developmental stage.

On January 10, 2005, we issued 410,000 shares of common stock to our former Secretary, Treasurer, and Director, Alexei Diatchine, for $1,230 in cash and management services valued at $80,770.

On January 25, 2005, we issued 120,000 shares of common stock to our Chief Executive Officer, Javed Mawji, for $360.00 in cash and management services valued at $23,640.00.

On February 3, 2005, we issued 10,000 shares to Maros Svorc at a price of $0.10 per share in return for $1,000 in cash. On May 10, 2005, we issued 12,500 shares to Jueane Ji at a price of $0.20 per share in return for $2,500 in cash. Jueane Ji is the director of one of our other shareholders, Foreground Image Inc.

EXHIBITS

The following exhibits are filed as part of this Registration Statement:

EXHIBIT

NUMBER

DESCRIPTION

-------

-----------

3.1

Amended and Restated Articles of Incorporation, dated July 27, 2004 (filed herewith).

3.2

Bylaws, dated June 10, 2004 (filed herewith).

3.3

Amended Bylaws, dated July 28, 2005 (filed herewith).

5.1*

Legal Opinion of Amy Trombly, Esq.

10.1

Premises Rental Sub-lease Agreement between the Company and Foreground Image Inc., dated August 1, 2004 (filed herewith).

10.2

Promissory Note between the Company and I-Dating Solutions Inc., dated September 8, 2004 (filed herewith).

10.3

Independent Contractor Agreement between the Company and Javed Mawji, dated March 1, 2005 (filed herewith).

10.4

Independent Contractor Agreement between the Company and Anoma Alwis, dated May 1, 2005 (filed herewith).

10.5

Amending Agreement to Independent Contractor Agreement between the Company and Javed Mawji, dated October 1, 2005 (filed herewith).

14.1

Code of Ethics (filed herewith).

23.1

Consent of Schwartz Levitsky Feldman llp

23.2

Consent of Amy Trombly, Esq. (contained in Exhibit 5.1).

* to be filed by amendment

UNDERTAKINGS

We hereby undertake that we will:

(1)

File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)  Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) or any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)  Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Province of Ontario, Canada, on February 3, 2006.

First Source Data, Inc.

By:  /s/  Javed Mawji

  /s/  Anoma Alwis

    ------------------------------------

  --------------------------------

    Javed Mawji

  Anoma Alwis

    Chief Executive Officer and Director

  Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

(Signature) /s/Javed Mawji

-------------------------------------------------------------

Javed Mawji

(Title)

Chief Executive Officer and Director

-------------------------------------------------------------

(Date)

February 3, 2006

-------------------------------------------------------------

(Signature) /s/Anoma Alwis

-------------------------------------------------------------

Anoma Alwis

(Title)

Chief Financial Officer and Director

-------------------------------------------------------------

(Date)

February 3, 2006

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